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ir@precheckhealth.com
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PreCheck Health Services Inc.

OTC:HLTY
www.PreCheckHealth.com

PreCheck Health Services, Inc. (OTC: HLTY) provides a medical screening service, which makes early detection and monitoring of chronic diseases easy and cost-effective for patients and doctors. The Company distributes a non-invasive medical screening device which screens for biomarkers, which are precursors to chronic disease. The device assesses sudomotor function, cardiac autonomic function, and endothelial function and measures the ankle brachial indices. In addition, the device calculates a patented cardiometabolic risk score based on these assessments and measurements, body composition, vital signs, and fitness markers. Cardiometabolic risk refers to the chance of having or developing diabetes, heart disease, or stroke. This device is targeted at the rapidly growing $139 billion global preventive healthcare technologies and services market, according to Grand View Research. The Company has an experienced management team with several decades of combined experience in medical testing services and medical device sales. The technology has been developed to address the growing mandates from Medicare, Medicaid, and insurance companies regarding early detection and prevention of chronic diseases.

PreCheck Health Services' offering is based on the Company's PC8B, an FDA-cleared and patented medical screening device, which performs a range of screening tests generally covered and reimbursed by Medicare, Medicaid, and most insurance companies. The non-invasive diagnostic tests are performed simultaneously, collectively taking under 10 minutes to perform and screening patients for multiple risk factors underlying certain chronic ailments, such as insulin resistance, cardiovascular disease (including PAD), endothelia dysfunction, digestive problems, and fatigue. The PC8B's software helps the physician recommend a treatment plan for the patient.

PC8B & BT-ABI Medical Screening Device



- **FDA Cleared**
- **Non–invasive**
- **Fast & Accurate**
- **Early Detection & Prevention of Chronic Diseases**
- **Recurring Revenue & High Margins**

Key Growth Drivers

1) **Technology** — Scientifically validated and **FDA cleared** — The PC8B medical device is a powerful device in guiding a patient's health. The device is **non-invasive** and, combined with its fast BT-ABI (Ankle Brachial Index) test, **takes less than 10 minutes to complete an assessment** and provides a detailed report to the doctor. PC8B has five FDA clearances and is currently in wide use internationally. PC8B screens for biomarkers, which are precursors to chronic diseases, and has an algorithm that uses mathematical calculations to provide the risk factors associated with certain biomarkers.
2) **Market Opportunity** — According to Grand View Research, Inc., the global preventive healthcare technologies and services market is expected to reach **$432.4 billion** by 2024. The Centers for Medicare & Medicaid Services (CMS), a federal agency which manages Medicare and Medicaid, is now requiring physicians to stay in compliance in order to reduce the cost of caring for patients with chronic disease. CMS wants to cut costs for providing lifelong care for chronic disease and is focusing on preventative care and early detection of these diseases. There is an immediate opportunity to grow revenue by helping doctors meet CMS compliance (Medicare & Medicaid) and avoid penalties. PC8B provides the solution for CMS and other healthcare providers.
3) **Business Model** — PC8B is **covered by Insurance, Medicare and Medicaid.** PreCheck enters into a licensing agreement with a physician for a monthly fee and also earns per test fees for all processing and billing services provided for the physicians. PreCheck trains the physician and staff and simplifies the process. The physician receives the insurance reimbursement directly into their account. PreCheck benefits from a recurring and compounding revenue and high margins.

Recent Highlights

- Closed on a $1,250,000 bank credit facility
- Appointed Dr. Mitch Ghen as its Chief Science Officer
- Signed private label distribution agreement for the PC8B medical device for sale in the United States

Market Snapshot—OTC:HLTY

Price: $0.58 (7/10/19) **Average Volume:** 12K **52-Wk. Range:** $0.21-$1.35 **Shares Outstanding:** 14.3M **Market Cap:** $8.3M

Price and volume quotes from Yahoo! Finance and other reputable sources

PC8B & BT-ABI Increased Performance with Integrated Technologies

In just ten minutes, the PC8B can assist physicians in identifying risk factors such as:

- *Autonomic Nervous System Dysfunction*
- *Insulin Resistance*
- *Endothelial Dysfunction*
- *Sudomotor Dysfunction*
- *Cardiac Autonomic Neuropathy*
- *Cardio-Metabolic Risk*
- *Small Fiber Neuropathy*
- *Cardiovascular Disease*

Early detection allows doctors to more effectively identify symptoms. PC8B uncovers underlying issues behind these symptoms:

Blood clots - Elevated blood sugar - Heart rate variability - Irregular heartbeats - Angina - Shortness of breath - Swelling of the ankles - Stiffening of the arteries - Numbness or tingling of hands or feet - Sweating abnormalities - High cholesterol - Digestive problems - Increased hunger - Body mass Index evaluation - Sexual complications - Urinary complications - Urinary tract infections - Hypertension - Clinical obesity - Low libido - Blurred vision - Headaches – Dizziness - Fatigue

PC8B is an essential tool for identification of diseases and prevention of complications from:

Diabetes - Insulin Resistance - Cardiovascular disease (CVD) - Tachycardia - Reginal pain syndrome (limbs) - Heart attack - Metabolic disorders - Peripheral and digital neuropathies - Endothelial dysfunction (ANS biomarker of atherosclerosis) - Vascular restriction - Small fiber, peripheral, distal and circulatory neuropathies - Aortic aneurysms - Atrial fibrillation - Cardiomyopathy - Endocarditis - Venous thrombosis - Erectile dysfunction - Stroke



Patient Setup




1 - PHOTOPLETHYSMOGRAPHY
PC8B is a medical device data system integrating 4 technologies and algorithmic calculations
3 – PULSE OXIMETER
2 - BRACHIAL AND ANKLES' VOLUME PLETHYSMOGRAPHY
4 - BIOIMPEDANCE ANALYSIS

Management Team

Lawrence Biggs, CEO — Mr. Biggs has founded and served as a Chief Officer for both private and public companies. He has been the Chief Executive Officer and a Director of PreCheck Health Services since October 2018. He was Chief Executive Officer and a stockholder of Unisource Health, Inc., a company that marketed medical screening equipment, from 2017 to 2018. From 2013 to 2015, Mr. Biggs was Chief Executive Officer and a stockholder of Rawkin Juice, Inc. Since 2015, Mr. Biggs was Owner and Chief Executive Officer of Cardio Supply LLC, which sold medical devices through trade shows. Since April 2019, Mr. Biggs has been Owner and Chief Executive Officer of Nexus Ventures, which provides business and consulting services.

Justin Anderson, COO — Mr. Anderson has been a Director and Chief Operating Officer of PreCheck Health Services since October 2018. He has served as the CEO of CPD Integrated Healthcare (formerly Center for Psychological Development, Inc.), which provides outpatient counseling, substance abuse treatment, and other psychiatric services in two states through six locations and 54 providers since 2005. He was also CEO of Serenity Counseling, Inc., Brothers Rods & Customs, LLC, and JAS Consulting, Inc. Mr. Anderson received his B.A. in business management from Oklahoma State University.

Doug Samuelson, CFO — Mr. Samuelson has been the Chief Financial Officer of PreCheck Health Services since September 2015. He is a finance professional with progressive experience within public and private sectors with significant experience in Securities and Exchange Commission reporting and regulations. From 2005 to 2010, Mr. Samuelson was Director of Auditing Services for the CPA firm of J.H. Cohn, LLP. He was Director of Accounting and Financial Reporting for Response Genetics, Inc. from 2010 to 2011. He also served as CFO to Medacta USA, Inc. from 2012 to 2014.

Dr. Mitch Ghen, CSO — Dr. Ghen is a physician with a private practice in Boca Raton, Florida. He holds a D.O. degree from Philadelphia College of Osteopathic Medicine, a master's degree in biomechanical trauma from Lynn University and a Ph.D. in psychoneuroimmunology from The Union Institute and University. He is an international lecturer on oral and IV nutrition and stem cell transplantation. He is also a medical director for several natural medicine companies and a consultant for physicians worldwide. Dr. Ghen is also an accomplished author.